                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 2, 1997
                                                         -----------------



                                  AMSURG CORP.
             (Exact Name of Registrant as Specified in its Charter)


           TENNESSEE                     000-22217              62-1493316
(State or other jurisdiction of         (Commission          (I.R.S. employer
incorporation or organization)          File Number)        identification no.)


       ONE BURTON HILLS BOULEVARD
                SUITE 350
              NASHVILLE, TN                                        37215
 (Address of principal executive offices)                        (Zip code)


                                 (615) 665-1283
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

       This Form 8-K/A-1 includes the following financial information required to be filed pursuant to Item 7 (Financial Statements and Exhibits) of the Current Report on Form 8-K dated September 2, 1997:

(a)    Financial Statements of Business Acquired:

       Independent Auditors' Report.
       Balance Sheets of The Endoscopy Center, Inc. as of December 31, 1995 and
           1996 and August 31, 1997 (unaudited).
       Statements of Earnings and Retained Earnings of The Endoscopy Center,
           Inc. for the years ended December 31, 1995 and 1996 and the Eight Months ended August 31, 1996 and 1997 (unaudited).
       Statements of Cash Flows of The Endoscopy Center, Inc.for the years ended
           December 31, 1995 and 1996 and the Eight Months ended August 31, 1996 and 1997 (unaudited).
       Notes to Financial Statements of The Endoscopy Center, Inc.

(b)    Pro Forma Financial Information:

       Pro Forma Combined Statements of Operations for the year ended December
           31, 1996 and the Eight Months ended August 31, 1997.
       Notes to Pro Forma Financial Statements.
















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

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
The Endoscopy Center, Inc.
Independence, Missouri

     We have audited the accompanying balance sheets of The Endoscopy Center, Inc. as of December 31, 1995 and 1996, and the related statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of The Endoscopy Center, Inc. as of December 31, 1995 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Nashville, Tennessee
October 7, 1997


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

                           THE ENDOSCOPY CENTER, INC.

                                 BALANCE SHEETS

                                                             DECEMBER 31,   DECEMBER 31,   AUGUST 31,
                                                                 1995           1996          1997
                                                             ------------   ------------   -----------
                                                                                           (UNAUDITED)
                                                ASSETS
Current assets:
  Cash.....................................................    $179,363       $193,156      $191,848
  Accounts receivable, net of allowance for uncollectible
     accounts of $196,808, $160,148 and $150,000,
     respectively..........................................     429,651        467,787       500,000
  Supplies inventory.......................................      10,374         12,507        13,240
                                                               --------       --------      --------
          Total current assets.............................     619,388        673,450       705,088
Organization cost, net of accumulated amortization of $71,
  $142 and $189, respectively..............................         219            148           101
                                                               --------       --------      --------
                                                               $619,607       $673,598      $705,189
                                                               ========       ========      ========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.........................................    $ 19,744       $ 41,711      $ 20,756
  Distribution withholdings................................      78,525        108,355            --
  Amount due to related party (note 2).....................      69,779         73,580        65,050
                                                               --------       --------      --------
          Total current liabilities........................     168,048        223,646        85,806
Stockholders' equity:
  Common stock, $1 par value, 30,000 shares authorized, 90
     shares outstanding....................................          90             90            90
  Retained earnings........................................     451,469        449,862       619,293
                                                               --------       --------      --------
          Total stockholders' equity.......................     451,559        449,952       619,383
                                                               --------       --------      --------
                                                               $619,607       $673,598      $705,189
                                                               ========       ========      ========

                See accompanying notes to financial statements.



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

                           THE ENDOSCOPY CENTER, INC.

                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS

                                                                                 EIGHT MONTHS
                                                 YEAR ENDED DECEMBER 31,       ENDED AUGUST 31,
                                                -------------------------   -----------------------
                                                   1995          1996          1996         1997
                                                -----------   -----------   ----------   ----------
                                                                                  (UNAUDITED)
Revenues......................................  $ 2,836,600   $ 3,122,033   $1,953,144   $2,090,308
Expenses:
  Salaries and benefits (note 2)..............      491,112       507,417      317,440      470,278
  Supplies and other operating expenses.......      338,397       452,182      282,885      255,584
  Rent expense (note 2).......................      230,825       299,583      199,722      200,656
  Bad debt expense............................      168,029        56,335       35,243       44,503
                                                -----------   -----------   ----------   ----------
          Total expenses......................    1,228,363     1,315,517      835,290      971,021
                                                -----------   -----------   ----------   ----------
          Net earnings........................    1,608,237     1,806,516    1,117,854    1,119,287
Retained earnings, beginning of period........      153,760       451,469      451,469      449,862
Distributions to stockholders.................   (1,310,528)   (1,808,123)  (1,128,268)    (949,855)
                                                -----------   -----------   ----------   ----------
          Retained earnings, end of period....  $   451,469   $   449,862   $  441,055   $  619,294
                                                ===========   ===========   ==========   ==========

              See accompanying notes to the financial statements.

                           THE ENDOSCOPY CENTER, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                EIGHT MONTHS
                                               YEAR ENDED DECEMBER 31,        ENDED AUGUST 31,
                                              -------------------------   -------------------------
                                                 1995          1996          1996          1997
                                              -----------   -----------   -----------   -----------
                                                                                 (UNAUDITED)
Cash flow from operations:
  Net earning...............................  $ 1,608,237   $ 1,806,516   $ 1,117,854   $ 1,119,287
  Adjustments to reconcile net income to net
     cash provided by operating activities:
     Amortization of organization cost......           71            71            47            47
     Decrease (increase) in accounts
       receivable...........................     (220,594)      (38,136)       84,016       (32,213)
     Increase in supplies inventory.........       (5,174)       (2,133)       (1,290)         (733)
     Increase (decrease) in accounts
       payable..............................           (2)       21,967        42,685       (20,956)
     Increase (decrease) in amount due to
       related party........................       33,559         3,801           193        (8,530)
                                              -----------   -----------   -----------   -----------
          Net cash provided by operating
            activities......................    1,416,097     1,792,086     1,243,505     1,056,902
                                              -----------   -----------   -----------   -----------
Cash flows from investing activities:
  Stockholders' distribution................   (1,310,528)   (1,808,123)   (1,128,268)     (949,855)
  Increase (decrease) in distribution
     withholdings...........................       78,525        29,830       (78,525)     (108,355)
  Decrease in outstanding checks in excess
     of deposits............................       (4,731)           --            --            --
                                              -----------   -----------   -----------   -----------
          Net cash used by financing
            activities......................   (1,236,734)   (1,778,293)   (1,206,793)   (1,058,210)
                                              -----------   -----------   -----------   -----------
Net increase (decrease) in cash.............      179,363        13,793        36,712        (1,308)
Cash, beginning of period...................           --       179,363       179,363       193,156
                                              -----------   -----------   -----------   -----------
Cash, end of period.........................  $   179,363   $   193,156   $   216,075   $   191,848
                                              ===========   ===========   ===========   ===========

              See accompanying notes to the financial statements.

                           THE ENDOSCOPY CENTER, INC.

                         NOTES TO FINANCIAL STATEMENTS
 YEARS ENDED DECEMBER 31, 1995 AND 1996 AND EIGHT MONTHS ENDED AUGUST 31, 1997

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Endoscopy Center Inc. ("TEC") began operations in 1994 and operates two gastrointestinal surgery centers in Independence and Kansas City, Missouri. TEC is owned by a group of stockholders which perform gastroenterology procedures at the centers through their related physician practice.

  a. Revenue Recognition

     Revenue consists of the billing for the use of TEC's facilities (the "usage fee") directly to the patient or third-party payor. The usage fee excludes amounts billed for physicians' services, which are billed separately by the physicians to the patient or third-party payor. Revenues are reported at the estimated net realizable amounts from patients, third-party payors and others, including Medicare and Medicaid. Such revenues are recognized as the related services are performed. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges, are recorded as deductions from patient service revenues. During the 1995, 1996 and 1997 periods, approximately 29%, 39% and 28%, respectively, of the Centers' revenues were provided to patients covered under Medicare and Medicaid. Amounts, which are determined to be uncollectible, are charged against the allowance for uncollectible accounts.

  b. Amortization

     Amortization of organization cost is provided on a straight-line basis over four years.

  c. Income Taxes

     TEC has elected Subchapter S status of the Internal Revenue Code, and accordingly, income taxes are the responsibility of the individual stockholders of TEC. Therefore, no provision for income taxes has been reflected by TEC.

  d. Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

2.  RELATED PARTY TRANSACTIONS

     Both centers rent equipment and furniture and one center occupies space provided by an entity which is owned by the same group of stockholders which own TEC. Included in the statement of earnings and retained earnings is a charge of $156,571, $200,993, $133,995 and $133,587 for the years ended December 31, 1995 and 1996 and the eight months ended August 31, 1996 and 1997, respectively, related to these lease arrangements, which management believes reflects the fair value of space and rental items provided. In addition, the employees of TEC are leased from the related physician practice. Charges associated with this arrangement are reflected as salaries and benefits in the statements of earnings and retained earnings.

3.  SUBSEQUENT EVENT

     Effective September 1, 1997, AmSurg Holdings, Inc. ("Holdings"), a subsidiary of AmSurg Corp. ("AmSurg") acquired from TEC a sixty percent ownership interest in the assets comprising the business operations of two gastrointestinal surgery centers.



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

                           THE ENDOSCOPY CENTER, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Pursuant to the terms of the Asset Purchase Agreement, dated as of September 2, 1997, by and among Holdings, AmSurg and TEC, Holdings paid $5,652,205 in cash and AmSurg issued 280,367 shares of its common stock to TEC. Following the asset purchase, Holdings and TEC contributed their respective ownership in the assets of the centers into a newly formed limited liability company, The Independence ASC, LLC, and received proportionate membership therein.

                                  AMSURG CORP.
              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS


       The following unaudited pro forma statements of operations of AmSurg Corp. ("AmSurg") for the year ended December 31, 1996 and the nine months ended September 30, 1997 are presented to show the effects of the acquisition of The Endoscopy Center, Inc., acquired on September 2, 1997, which is accounted for as a purchase, assuming the acquisition had occurred on January 1, 1996.

       The unaudited pro forma financial information does not purport to represent what AmSurg's financial position or results of operations would actually have been had the transactions in fact occurred on the dates indicated above, nor to project AmSurg's financial position or results of operations for any future date or period. In the opinion of AmSurg's management, all adjustments necessary for a fair presentation have been made. This unaudited pro forma financial information should be read in conjunction with the financial statements and notes thereto included in AmSurg's Registration Statement on Form 10/A-3 dated November 3, 1997.


                          YEAR ENDED DECEMBER 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                              AMSURG         THE ENDOSCOPY            PRO FORMA         PRO FORMA
                                            HISTORICAL        CENTER, INC.           ADJUSTMENTS         COMBINED
                                            -----------      -------------           -----------        -----------
Revenues................................    $    35,007        $     3,122           $       (74)(2)    $    38,055

Expenses:
    Salaries and benefits ..............         11,613                507                    66 (3)         12,186
    Other operating expenses............         11,547                808                     9 (4)         12,364
    Depreciation and amortization.......          3,000                  -                   239 (5)          3,239
    Interest............................            948                  -                   290 (6)          1,238
                                            -----------        -----------           -----------        -----------

       Total expenses...................         27,108              1,315                   604             29,027
                                            -----------        -----------           -----------        -----------

       Income before minority interest
           and income taxes.............          7,899              1,807                  (678)             9,028
Minority interest.......................          5,433                  -                   723 (7)          6,156
                                            -----------        -----------           -----------        -----------

       Income before income taxes.......          2,466              1,807                (1,401)             2,872
Income tax expense......................            985                  -                   162 (8)          1,147
                                            -----------        -----------           -----------        -----------

       Net income.......................          1,481              1,807                (1,563)             1,725
Accretion of preferred stock discount...             22                  -                     -                 22
                                            -----------        -----------           -----------        -----------

       Net income attributable to
           common stockholders..........    $     1,459        $     1,807           $    (1,563)       $     1,703
                                            ===========        ===========           ===========        ===========

       Net income per share
           attributable to common
           stockholders.................   $       0.05                                                 $      0.06
                                            ===========                                                 ===========
Weighted average common shares
       and equivalents..................         27,307                                      280 (9)         27,587
                                            ===========                              ===========        ===========




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

                                  AMSURG CORP.
              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              AMSURG          THE ENDOSCOPY           PRO FORMA          PRO FORMA
                                            HISTORICAL       CENTER, INC.(1)         ADJUSTMENTS          COMBINED
                                            -----------      ---------------         ------------        -----------
Revenues...............................     $    41,163        $     2,090           $       (50)(2)      $  43,203

Expenses:
    Salaries and benefits..............          12,552                470                   (64)(3)         12,958
    Other operating expenses...........          14,564                501                    10 (4)         15,075
    Depreciation and amortization......           3,511                  -                   159 (5)          3,670
    Interest...........................           1,141                  -                   193 (6)          1,334
    Net loss on sale of assets.........           1,494                  -                     -              1,494
    Distribution cost..................             458                  -                     -                458
                                            -----------        -----------           -----------        -----------

       Total expenses..................          33,720                971                   298             34,989
                                            -----------        -----------           -----------        -----------

       Income before minority interest
           and income taxes............           7,443              1,119                  (348)             8,214
Minority interest......................           6,447                  -                   491 (7)          6,938
                                            -----------        -----------           -----------        -----------

       Income before income taxes......             996              1,119                  (839)             1,276
Income tax expense.....................           1,279                  -                   112 (8)          1,391
                                            -----------        -----------           -----------        -----------

       Net income (loss)...............            (283)             1,119                  (951)              (115)
Accretion of preferred stock discount..             210                  -                     -                210
                                            -----------        -----------           -----------        -----------

       Net income (loss) attributable to
           common stockholders.........     $      (493)       $     1,119           $      (951)       $      (325)
                                            ===========        ===========           ===========        ===========

       Net income (loss) per share
           attributable to common
           stockholders................     $     (0.02)                                                $     (0.01)
                                            ===========                                                 ===========
Weighted average common shares
       and equivalents.................          28,310                                      251 (9)         28,561
                                            ===========                              ===========        ===========






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

                                  AMSURG CORP.
         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS


1.    From January  1, 1997 to date of acquisition.

2. Reflects a decrease in interest income on the funds used to complete the acquisition.

3. The pro forma adjustments to salaries and benefits reflect $66,000 and $44,000 in the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, for estimated additional general and administrative costs as a result of two additional centers in operation. In addition, salaries and benefits in the nine months ended September 30, 1997 reflects a reduction of $108,000 for previously allocated salaries no longer charged to operations.

4.    Reflects increase in other miscellaneous fees.

5. Reflects an increase in amortization due to the increase in excess of cost over net assets of purchased operations.

6. Reflects increase in interest expense for debt incurred to complete the acquisition.

7.    Reflects minority owner's interest in earnings of acquired operations.

8.    Change to the income tax provision due to combination of operations.

9.    Average weighted shares for stock issued in the acquisition.







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

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                          AMSURG CORP.


                          By:  /s/  Claire M. Gulmi
                               ------------------------------------
                               CLAIRE M. GULMI

                               Senior Vice President and Chief Financial Officer (Principal Financial and Duly Authorized Officer)




Date:  November 12, 1997


















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